                                 EXHIBIT INDEX

EXHIBIT NO. 23               CONSENT OF KPMG LLP                     PAGE NO. 12

                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS'


The Board of Directors
Danka Business Systems PLC:


We consent to incorporation by reference in the registration statement (No. 333-89837) on Form S-8 of Danka Business Systems PLC, of our report dated June 23, 2000, relating to the statements of net assets available for plan benefits of the Danka Office Imaging Company 401(k) Profit Sharing Plan as of December 31, 1999 and 1998, the related statement of changes in net assets available for plan benefits for the year ended December 31, 1999, and the related supplemental schedules of assets held for investment purposes at end of year and reportable transactions which report appears in the December 31, 1999 annual report on Form 11-K of the Danka Office Imaging Company 401(k) Profit Sharing Plan.


                                             /s/ KPMG LLP
                                             --------------------


St. Petersburg, Florida
June 28, 2000




















                                       12